EXHIBIT 31.5

CERTIFICATION

PURSUANT TO SECTION 302 OF THE SARBANES-OXLEY ACT OF 2002

I, Dawn L. Kussow, certify that:

1.	I have reviewed this Amendment No. 1 to the Annual Report on Form 10-K/A of Brookdale Senior Living Inc.; and

2.

Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date:	April 29, 2025	/s/ Dawn L. Kussow
Dawn L. Kussow
Executive Vice President and Chief Financial Officer and member of the Office of the CEO (Principal Executive Officer and Principal Financial Officer for SEC reporting purposes)